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                              EXHIBIT 10.12

                   DAKOTA TELECOMMUNICATIONS GROUP, INC.
                        DIRECTOR STOCK PLAN OF 1997

                                 SECTION 1
                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     The Company hereby establishes the DIRECTOR STOCK PLAN OF 1997 (the "Plan") for its Outside Directors. The Plan permits the grant and award of shares of the Company's Common Stock. The purpose of the Plan is to provide Outside Directors with an increased incentive to make significant contributions to the long-term performance and growth of the Company, to join the interests of Outside Directors with the interests of the Company's stockholders and to attract and retain Outside Directors of exceptional abilities.

                                 SECTION 2
                                DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1 "Common Stock" means the Common Stock of the Company, no par value.

     2.2 "Company" means Dakota Telecommunications Group, Inc., a Delaware corporation, its successors and assigns, and its predecessors, including without limitation Dakota Cooperative
          Telecommunications, a South Dakota cooperative association, and Dakota Telecommunications Group, Inc., a South Dakota corporation.

     2.3 "Outside Director" means a director of the Company who is not employed by the Company or its subsidiaries as an officer or employee on a basis which requires more than 1,000 hours of service per year.

                                 SECTION 3
                        SHARES SUBJECT TO THE PLAN

     3.1  NUMBER OF SHARES.  Subject to adjustment as provided in Section
4.2 of the Plan, a maximum of twenty thousand (20,000) shares of Common Stock shall be available for awards under the Plan. Such shares shall be authorized and may be either unissued or treasury shares.

     3.2 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the number and kind of

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securities subject to and reserved under the Plan and the number of shares in each stock award, shall be appropriately adjusted.

                                 SECTION 4
                           GRANT OF STOCK AWARDS

     Upon the fifth (5th) anniversary of his service as a director of the Company, an Outside Director shall be granted one thousand (1,000) shares of Common Stock, subject to the provisions of the Plan. Outside Directors of the Company who, as of the effective date of this Plan, have served as Outside Directors for at least five (5) years, shall each be granted one thousand (1,000) shares of Common Stock as of January 1, 1997.


                                 SECTION 5
                            GENERAL PROVISIONS

     5.1 WITHHOLDING. The Company shall be entitled to: (a) withhold and deduct from future compensation of an Outside Director, or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to a stock award; or (b) require an Outside Director promptly to remit the amount of such withholding to the Company before taking any action with respect to a stock award.

     5.2 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All stock awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such stock award, such stock award may not be made in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained.

     5.3 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of South Dakota and applicable federal law.

     5.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.



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                                 SECTION 6
                 EFFECTIVE DATE; TERMINATION AND AMENDMENT

     This Plan shall take effect as of October 28, 1997. The Plan may be terminated by the Board of Directors at any time. No stock award shall be granted under the Plan after termination. The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company.








































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